Technical Exchange and Co-Operative Agreement

XMCHC :Xiamen Maternity and Child Health Care Gospital/Lam Hou Ah Maternity and Child Health Care Gospital(厦门市妇幼保健院/林巧稚妇儿医院)
PMEX : Proactive Medicare (Xiamen) Company Limited

(Signed on 6 March 2005)

XMCHC entered into an agreement with the Group to create a VIP obstetric centre ("VIP Centre"), on the twelfth floor of the main building.

- XMCHC is responsible to :
  - providing the twelfth floor of the hospital as the site of the VIP centre
  - obtain all requisite and necessary approvals and consents from relevant government departments
  - obtain approval from Pricing Bureau for the fixed fees for services provided in the VIP centre
  - upon receiving authorization to use the Mark, be responsible for taking out the renovation works on the site
  - sending a team of doctors and caretakers to the United States for training in operations, medical issues, business and clients management
  - Responsible for the provision and maintenance of the VIP centre and the equipments.
  - Responsible for the provision of utilities as well as, oxygen, catering, disinfectant and telecommunication of the VIP Centre.
  - Responsible for the daily consumables of the VIP centre.
  - Responsible for risk management and bearing costs of possible medical disputes
  - Responsible to provide and maintain general check up facilities and surgery facilities.
- PMEX is responsible for:

Liaison with JHI and to bear all costs of the established relationship with JHI

  - Invitation to JHI to assess the development of the VIP centre and to obtain the approval/authority for use of the Mark from JHI before the opening of the VIP centre
  - Payment of all fees and expenses to JHI related to use of the Mark
  - Using the standards of JHI and other international standards as reference for the design and development of the designated floor as well as technical support and management Obstetric centre management, medical consultant and assisting in client management
  - During the term of the agreement, PMEX may not operate similar facilities in conjunction with other medical or healthcare institutions in Xiamen, Chuen Chou(泉州) and Tam Chou (漳州).
  - Invite relevant experts from JHI to visit the VIP Centre and make assessments of and give advice on the medical skills and managements of the VIP Centre
  - Year 1-send 2 doctors, 1 chief nurse and 1 senior nurse to JHI in the United States for two weeks' training. Thereafter, for every two years, shall send two doctors or nurses to JHI. Cost of airfare to borne by the VIP Centre and other training,

accommodation and food to be paid for by PMEX.

- Arrange for visits by JHI experts before the opening of the VIP Centre, thereafter, for each year of operation, PMEX shall arrange for visits by JHI personnel and be responsible for the costs other than accommodation which shall be borne by the VIP Centre.
- Also set up 24 hours hotline for communication with JHI

- VIP Centre is responsible for:
  - Independent financial report of the VIP centre
  - Pay PMEX a monthly consultancy fee in the basis that :
  - Before PMEX reach the break even of the investment: after deduct the 3% staff welfare fund from the revenue of the VIP centre, PMEJ will get 20% of the revenue which between RMB 0 - 100,000 plus 80% of the revenue above RMB 90,000.

After PMEX reach the break even of the investment: after deduct the 3% staff welfare fund from the revenue of the VIP centre, PMEJ will get 20% of the revenue which between RMB 0 - 90,000 plus 50% of the revenue above RMB 90,000